Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)
(Form Type)

Bristol-Myers Squibb Company
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule(1)	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Floating Rate Notes due 2026	Rule 457(r)	$500,000,000	100.000%	$500,000,000	0.00014760	$73,800.00

Fees to Be Paid	Debt	4.950% Notes due 2026	Rule 457(r)	$1,000,000,000	99.948%	$999,480,000	0.00014760	$147,523.25

Fees to Be Paid	Debt	4.900% Notes due 2027	Rule 457(r)	$1,000,000,000	99.892%	$998,920,000	0.00014760	$147,440.59

Fees to Be Paid	Debt	4.900% Notes due 2029	Rule 457(r)	$1,750,000,000	99.790%	$1,746,325,000	0.00014760	$257,757.57

Fees to Be Paid	Debt	5.100% Notes due 2031	Rule 457(r)	$1,250,000,000	99.843%	$1,248,037,500	0.00014760	$184,210.34

Fees to Be Paid	Debt	5.200% Notes due 2034	Rule 457(r)	$2,500,000,000	99.977%	$2,499,425,000	0.00014760	$368,915.13

Fees to Be Paid	Debt	5.500% Notes due 2044	Rule 457(r)	$500,000,000	99.245%	$496,225,000	0.00014760	$73,242.81

Fees to Be Paid	Debt	5.550% Notes due 2054	Rule 457(r)	$2,750,000,000	99.609%	$2,739,247,500	0.00014760	$404,312.93

Fees to Be Paid	Debt	5.650% Notes due 2064	Rule 457(r)	$1,750,000,000	99.575%	$1,742,562,500	0.00014760	$257,202.23

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$12,970,222,500		$1,914,404.84

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$1,914,404.84

(1)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), Bristol-Myers Squibb Company (the “Company”) initially deferred payment of all registration fees for the Registration Statement on Form S-3 (Registration No. 333-261623), filed on December 13, 2021. This filing fee exhibit is in connection with a final prospectus supplement dated February 14, 2024, filed by the Company with the SEC pursuant to Rule 424(b) of the Securities Act.